UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NEXTGEN HEALTHCARE, INC.

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NextGen Healthcare Issues Statement

Sheldon Razin and Lance Rosenzweig Continue Obstruction of Board Refreshment, Good Governance and

Efforts to Reach Mutually Agreeable Resolution

NextGen Healthcare Board of Directors Remains Committed to Serving Best Interests of ALL Shareholders

ATLANTA – August 26, 2021 – NextGen Healthcare, Inc. (Nasdaq: NXGN), a leading provider of ambulatory-focused technology solutions, today issued the following statement on behalf of all members of the NextGen Healthcare Board of Directors, other than Sheldon Razin and Lance Rosenzweig:

Sheldon Razin and Lance Rosenzweig are once again obstructing the Board’s efforts to drive Board refreshment and reach a mutually agreeable resolution with respect to the proxy contest they have initiated.

As previously announced, NextGen Healthcare’s Board has been working with Spencer Stuart since February to identify new, independent directors that bring relevant expertise and perspectives to support the Company’s continued success and strategic execution. This work led to the recent announcement of two new independent directors: Geraldine McGinty, MD, MBA, FACR and Pamela S. Puryear, PhD, MBA. Dr. McGinty and Dr. Puryear bring substantial experience relevant to the healthcare industry, including in executive management, operations, clinical practice and talent development, while also advancing board diversity.

As part of the Board’s work to identify new, highly qualified director candidates, NextGen Healthcare recently announced that the Board would consider the four independent individuals nominated by Sheldon and Lance consistent with its policies and procedures for considering proposed stockholder nominees. The Chair of the Nominating and Governance Committee has attempted, in good faith, to schedule interviews with these four individuals and Spencer Stuart. We believe these conversations are important to better understand the respective candidate’s experience and interest in joining the Board and to also provide them the opportunity to ask questions about the Company. Certain of these candidates have expressed their openness to having these conversations.

However, Sheldon and Lance obstructed these efforts, stating:

“You are hereby on notice that you are not authorized to unilaterally contact the nominees without Shelly’s authorization to do so.”

“We do not see any reason for our candidates to be subject to interviews with the Nomination and Governance Committee or Spencer Stuart.”

What are Sheldon and Lance afraid of?

It is clear who is imperious and who wants control – it is the 47-year board member, Sheldon Razin, who is unwavering in his unwarranted, disruptive, costly proxy contest, which he initiated to advance his own interests – preserving his seat on the Board, as he has said, forever.

Shareholders should remember: When Sheldon Razin’s role as Board Chair concluded, NextGen Healthcare was a deteriorating business with unproductive R&D investments and a disenfranchised customer base. Moreover, Sheldon’s capital allocation plan prioritized $400 million in dividends that thwarted sustainable high growth and largely benefitted him personally. It was only after we established new leadership that we could begin to turn around the Company and position it as a market leader.

We are committed to acting in the best interests of ALL shareholders and again extend an invitation to the four director nominees to speak with us.

About NextGen Healthcare, Inc.

NextGen Healthcare, Inc. (Nasdaq: NXGN) is a leading provider of ambulatory-focused technology solutions. We are empowering the transformation of ambulatory care—partnering with medical, behavioral and dental providers in their journey to value-based care to make healthcare better for everyone. We go beyond EHR and PM. Our integrated solutions help increase clinical productivity, enrich the patient experience, and ensure healthy financial outcomes. We believe in better. Learn more at nextgen.com, and follow us on Facebook, Twitter, LinkedIn, YouTube and Instagram.

Certain Information Concerning the Participants

NextGen Healthcare has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”), together with the associated WHITE proxy card, in connection with the solicitation of proxies for NextGen Healthcare’s 2021 Annual Meeting of Shareholders (the “Preliminary Proxy Statement”). WE URGE SHAREHOLDERS TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENTS) WHEN AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS THAT NEXTGEN HEALTHCARE WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. NextGen Healthcare and certain of its directors and executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of NextGen Healthcare’s directors and executive officers and their respective interests in NextGen Healthcare by security holdings or otherwise are set forth in the Preliminary Proxy Statement. To the extent holdings of such participants in NextGen Healthcare’s securities are not reported, or have changed since the amounts described, in the Preliminary Proxy Statement, such changes will be reflected in the Definitive Proxy Statement or on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of NextGen Healthcare’s Board of Directors for election at the 2021 Annual Meeting are included in the Preliminary Proxy Statement.

Shareholders will be able to obtain, free of charge, copies of the applicable proxy statement, any amendments or supplements thereto and any other documents when filed by NextGen Healthcare with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov), at NextGen Healthcare’s website (https://investor.nextgen.com), by emailing NXGNproxy@mackenziepartners.com or by calling MacKenzie Partners at (800) 322-2885.

Forward Looking Statements

This communication may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events including but not limited to the COVID-19 pandemic, developments in the healthcare sector and regulatory framework, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: volatility and uncertainty in the global economy, financial markets and on our customers in light of the continuing COVID-19 pandemic, including the potential (i) slowdown or shutdown of preventive and elective medical procedures, (ii) delay in the contracting for additional products and services by our customers and (iii) delay in the sales cycle for new customers; a determination by the jury that the Company has liability in litigation advanced by a former director and shareholder; the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; uncertainties related to the future impact of U.S. tax reform; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; the impact of any proxy contest at the 2021 Annual Meeting of Shareholders; possible regulation of the Company’s software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; disruptions caused by acquisitions of companies, products, or technologies; the extent to which the COVID-19 pandemic and measures taken in response thereto could adversely affect our financial condition and results of operations; and general economic conditions. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact

Tami Stegmaier

(949) 237-6083

tstegmaier@nextgen.com

Barrett Golden / Sharon Stern

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

nextgen-jf@joelefrank.com

Investor Relations Contact

Matthew Scalo

(415) 370-9202

mscalo@nextgen.com

Laurie Connell

lconnell@mackenziepartners.com

(212) 378-7071

Daniel Burch

dburch@mackenziepartners.com

(212) 929-5748